Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260661) of Redwire Corporation of our report dated May 11, 2021 relating to the financial statements of In Space Group, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
April 8, 2022